UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Lynley Kees Employment Agreement

Inspire Veterinary Partners, Inc. (“Inspire” or the “Company”) has entered into an employment agreement (the “Employment Agreement”) with Lynley Kees, to serve as the Company’s Chief People Officer. Ms. Kees previously served as the Company’s Vice President of Human Resources. The Employment Agreement provides for an initial two-year term. Further contract extensions will be managed by revised or new contract agreements.

Pursuant to the Employment Agreement, Ms. Kees’ duties consist of devoting as much time as is necessary to perform the duties and services required under the Employment Agreement and as may be designated by the Company’s Chief Executive Officer, and devoting her best efforts to the business and affairs of Inspire and promoting the interests of Inspire. Ms. Kees is barred from directly or indirectly engaging in any other business that could reasonably be expected to detract from her ability to apply her best efforts in the performance of her duties to Inspire.

The Employment Agreement provides that Ms. Kees will receive a base salary of $235,000 per annum. The base salary will be reviewed at the end of each fiscal year and any recommended changes will be subject to approval of the compensation committee of the board of directors of the Company.

Ms. Kees is eligible for annual performance bonuses at a rate of 27% (minimum), 30% (target), or 37.5% (maximum) of her annual salary, which bonuses are dependent on certain key performance indications and incentive measurements as outlined in the Employment Agreement.

In addition, the Employment Agreement provides that Ms. Kees is eligible to be awarded, in the compensation committee’s sole discretion, shares of Class A common stock based on the performance of Ms. Kees and the Company for each calendar year. Any such stock award will be equal to 35% - 40% and 40% - 45% of Ms. Kees’ base salary for the 2025 and 2026 calendar years, respectively.

Ms. Kees is entitled to participate in any employee benefit plans offered to the Company’s employees on the same terms and conditions as other employees.

The Employment Agreement contains certain non-disclosure and confidentiality provisions applicable to Ms. Kees for the benefit of the Company. Ms. Kees has also agreed, during the term of her employment and for a two-year period following the termination of her employment not to solicit for employment any employee or any person who was employed by the Company within the prior six months. Ms. Kees is also barred from soliciting any clients or certain former clients of the Company for a period of two years following the termination of her employment with the Company.

Inspire may terminate Ms. Kees’ employment immediately for cause upon:

●	her death;

●	her mental or physical incapacity that prevents him, with or without reasonable accommodation, from performing her essential duties for a period of 60 consecutive days or longer;

●	disloyalty or dishonesty towards the Company;

●	gross or intentional neglect of in the performance of her duties and services or material fail to perform her duties and services;

●	her violation of any law, rule, or regulation (other than minor traffic violations) related to her duties;

●	her material breach of any provision of the Employment Agreement or any written Inspire policy; and

●	any other act or omission which harms or may reasonably be expected to harm the reputation or business interests of the Company.

Ms. Kees may terminate the Employment Agreement immediately for good reason, which is defined as:

●	a material breach of the Employment Agreement by the Company, if such breach is not cured within 10 days after written notice;

●	a material reduction in her salary, duties or responsibilities without her consent, if such breach is not cured within 10 days after written notice;

●	a relocation of her office to a location more than 50 miles from Virginia Beach, if the Company does not allow Ms. Kees to work remotely; and

●	a change in control of the Company, provided that she gives notice of termination based on such change in control within six months.

Ms. Kees may be entitled to severance payments in certain circumstances. The Employment Agreement is governed by the laws of the Commonwealth of Virginia.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Asset Purchase Agreement

On April 28, 2025, the Company and IVP FL Holding Company LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“IVP FL”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Joseph A. Suarez D.V.M., P.A. (the “Seller”), Joseph A. Suarez, DVM (the “Owner” and together with the Seller, the “Seller Parties”), related to the acquisition of Debary Animal Clinic, a veterinary clinic.

The aggregate purchase consideration for Debary Animal Clinic is $925,000 plus the assumed liabilities described below, consisting of $832,500 to be paid in cash at the closing of the acquisition plus a number of restricted shares of the Company’s Class A common stock (the “Class A Common Stock”) equal to the quotient obtained by dividing $92,500 by the official closing price of one share of Class A Common Stock as reported by the Nasdaq Capital Market on the trading date immediately prior to the closing.

At closing, $114,500 of the purchase consideration shall be deposited into an escrow account in the name of the Company at a financial institution of the Company’s choosing.

Pursuant to the Asset Purchase Agreement, IVP FL will acquire substantially all of the assets comprising the veterinary clinic operating under the name “Debary Animal Clinic”, including all equipment and other tangible personal property, inventory, customer deposits, prepaid expenses, computer software programs, permits, licenses, franchises, variances, business contracts and equipment leases, books and records, telephone numbers, yellow pages listings, internet websites, electronic mail addresses (including, without limitation, any and all content therein), and social media sites and accounts, goodwill and intangible assets and other proprietary rights relating to the veterinary practice. The acquisition excludes certain assets, including certain excess cash, patient and medical records and files to the extent non-transferable by applicable law, personal licenses held by individual veterinary professionals, and other stipulated assts. The Asset Purchase Agreement also provides that IVP FL will assume liabilities arising from business contracts that may arise after the closing.

If IVP FL is not satisfied with the results of its due diligence investigation for any reason, it has the right to terminate the Asset Purchase Agreement any time prior to closing by delivering a notice of termination to the Seller Parties. The Asset Purchase Agreement may also be terminated any time prior to closing by mutual written agreement of the parties.

The closing of the acquisition is conditioned on the absence of any new statute, rule, regulation or order prohibiting the transactions and any claim, action, suit, arbitration, inquiry, proceeding, investigation, or legal proceeding seeking to restrain or alter the acquisition, as well as other customary closing conditions. The Company does not expect that the transaction will require state or federal regulatory approval.

The Asset Purchase Agreement also provides for certain indemnification rights of IVP FL and its affiliates against the Seller Parties in respect of liabilities, claims, suits, actions and other losses arising from, among other events, any misrepresentation of, breach of, or inaccuracy in any representation or warranty made by any Seller Party, any non-fulfillment, non-performance, or breach of any agreement, covenant or other condition, any  violations of environmental and safety requirements, actions and claims by third parties, claims for broker or finder fees, certain taxes and liabilities arising prior to the closing and any legal proceedings relating to the foregoing.

The Asset Purchase Agreement also provides that IVP FL will indemnify the Seller Parties and certain of their affiliates for losses arising from any misrepresentation or breach of any representation or warranty, non-performance or breach of any agreement or covenant, any claims for broker or finder fees and any legal proceedings relating to the foregoing.

The Company expects the transactions contemplated by the Asset Purchase Agreement to be completed by May 15, 2025.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 10.1 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

The sale of restricted shares of Class A Common Stock to the Seller Parties was accomplished in a privately negotiated transaction exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These forward-looking statements include, without limitation, references to the Company’s expectations regarding the closing of the acquisition of the Debary Animal Clinic and the related real estate assets. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of closing conditions related to the acquisition of the Debary Animal Clinic and the related real estate assets. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Item 8.01. Other Events.

On April 30, 2025, the Company issued a press release announcing the employment of Lynley Kees. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement of Lynley Kees
10.2	Asset Purchase Agreement among the Company, IVP FL Holding Company, LLC, Joseph A. Suarez, D.V.M., P.A., and Joseph A. Suarez, DVM
99.1	Press Release dated April 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2025	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer